UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   July 11, 2006 (July 11, 2006)
                                                   -----------------------------

                                Tix Corporation

             (Exact name of registrant as specified in its charter)

           Delaware                 0-24592                    95-4417467
------------------------------- ------------------------ -----------------------
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)

12001 Ventura Place, Suite 340, Studio City, California       91604
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        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:     (818) 761-1002
                                                        --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

      Tix Corporation (the "Company") has been engaged in a private equity financing pursuant to which it was authorized to raise up to $1 million. As of July 11, 2006, the financing is now closed. The Company has raised gross proceeds of $995,000. The placement was a sale of units at $0.25 per unit. Each unit consists of a share of restricted common stock and a warrant to purchase one-half a share of common stock for $.50 per share. The warrants will be exercisable for two years from issuance. Therefore, a total of 3,980,000 shares were sold and warrants to purchase 1,990,000 shares were issued.

      Each investor qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued and (4) none of the shares issued were offered in conjunction with any public offering. There are no material relationships between the Company, the investors or their respective affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 11, 2006                  TIX CORPORATION


                                        By: /s/ Mitchell J. Francis
                                           ------------------------------------
                                           Name:  Mitchell J. Francis
                                           Title: Chief Executive Officer